UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO

SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 20, 2019 (June 14, 2019)

EDISON NATION, INC.

(Exact Name of Registrant as Specified in Charter)

Nevada	001-38448	82-2199200
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

909 New Brunswick Avenue Phillipsburg, New Jersey	08865
(Address of principal executive offices)	(Zip Code)

(610) 829-1039
(Registrant’s Telephone Number, Including Area Code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value per share	EDNT	Nasdaq

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 1.01.	Entry into a Material Definitive Agreement.

On June 14, 2019, Edison Nation, Inc. (the “Company”) entered into that certain Loan Agreement by and between the Company and Tiburon Opportunity Fund (the “Lender”), dated June 14, 2019 (the “Loan Agreement”). Pursuant to the terms of the Loan Agreement, the Lender has agreed to loan the Company $250,000 (the “Loan”). The Loan will be interest bearing at the rate of 1.5% per month through the term of the Loan. Additionally, the Loan Agreement provides that the Company shall pay the Lender the entire unpaid principal and all accrued interest upon thirty days’ notice to the Company, but in any event, the notice shall not be sooner than August 11, 2019. The Loan proceeds are being used to fund general working capital needs of the Company. If the Company defaults on the performance of any obligation under the Loan Agreement, the Lender may declare the principal amount of the Loan owing under the Loan Agreement at the time of default to be immediately due and payable. Furthermore, the Loan Agreement grants the Lender a collateral interest in certain accounts receivable of SRM Entertainment Ltd., a subsidiary of the Company.

The foregoing description of the Loan Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Loan Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K.

Item 9.01.	Financial Statements and Exhibits.

(d)  Exhibits.

Exhibit No.	Description

10.1	Loan Agreement, dated June 14, 2019

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EDISON NATION, INC.

Date: June 20, 2019	By:	/s/ Christopher B. Ferguson
Christopher B. Ferguson
Chief Executive Officer